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SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

Form 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 22, 2002

EN POINTE TECHNOLOGIES, INC.
(Exact name of registrant as specified in charter)

DELAWARE	000-28052	75-2467002
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

100 N. SEPULVEDA BLVD., 19TH FLOOR EL SEGUNDO, CALIFORNIA 90245
(Address of principal executive offices)

(310) 725-5200
(Registrant's telephone number, including area code)

Item 5. Other Events.

        A majority of the shareholders of SupplyAccess, Inc. ("SupplyAccess"), including En Pointe Technologies, Inc. ("En Pointe"), recently approved the transfer of the assets of SupplyAccess to a liquidator for the benefit of creditors, effective January 17, 2002. At the time of this transfer, En Pointe owned approximately 39% of the voting securities of SupplyAccess. As a result of the entry into liquidation of SupplyAccess, En Pointe has received out of escrow a copy of the source code for the AccessPointe Web Site™ (the vehicle through which En Pointe customers access the information provided by En Pointe) which it licenses from SupplyAccess. En Pointe has the right to utilize the source code until September 21, 2003.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EN POINTE TECHNOLOGIES, INC.
Date: January 22, 2002	By:	/s/ KEVIN D. AYERS
Kevin D. Ayers, CFO

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Form 8-K
Item 5. Other Events.
SIGNATURE